Prospectus Supplement (Sales Report) No. 2 dated October 28, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 356798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
356798	$6,500	$6,500	13.04%	1.00%	October 23, 2008	October 29, 2011	October 29, 2012	$4,600

                This series of Notes was issued upon closing and funding of member loan 356798. Member loan 356798 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Citizens Bank	Debt-to-income ratio:	6.76%
Length of employment:	9 years 1 month	Location:	quakertown, PA

Home town:	brooklyn
Current & past employers:	Citizens Bank
Education:	BCCC

This borrower member posted the following loan description, which has not been verified:

credit card refi

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	9
Revolving Credit Balance:	$20,227.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 356919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
356919	$5,000	$5,000	8.00%	1.00%	October 23, 2008	October 30, 2011	October 30, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 356919. Member loan 356919 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	10.78%
Length of employment:	1 year 1 month	Location:	SAN JOSE, CA

Home town:	Daly City/South San Francisco
Current & past employers:	County of San Mateo, Costco Wholesale
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

I went through LendingTree and rec'd an offer from Lending Club for a $5000 loan with a 3 year term at 8% interest.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,496.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the other inquiries you have made in the last six months? Also, please detail (balances, rate and monthly payments) the debt you plan to pay off. Thank you.	I bought a car that was financed through Nissan Finance, so there was an inquiry through CapitalOne's website. There was also one from CapitalOne through Costco. I settled with Nissan b/c they gave me the best interest rate. I applied for one through BofA to see the rates, and they weren't what I was quoted online. I went through LendingTree at the end of Sept., and didn't like any of the offers b/c the interest rates were too high or the minimum amount was too much. I didn't plan on accepting any offers, but this one was a good interest rate. Apparently, by accepting this Lending Club offer, I was automatically approved and had an account opened through FIA card services and BofA. I cancelled that today b/c I didn't approve of that. I have 2 ccs w/balances. A MC that has $1000 and an AMEX that has $2900. The MC has a 10.99% apr and the AMEX has a 14.99% apr. The minimums are $50 or less, but I have been paying $100 per month on the MC w/o add'l purchases, and $300-$500 per month w/add'l charges of $250 or less per month (mainly cable and phone bills).

Member Payment Dependent Notes Series 357867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357867	$3,000	$3,000	11.78%	1.00%	October 24, 2008	October 28, 2011	October 28, 2012	$1,300

                This series of Notes was issued upon closing and funding of member loan 357867. Member loan 357867 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,407 / month
Current employer:	EL CAMINO TIRES	Debt-to-income ratio:	0.66%
Length of employment:	2 years 10 months	Location:	NORTH HOLLYWOOD, CA

Home town:	BEVERLY HILLS
Current & past employers:	EL CAMINO TIRES, FIRST AMERICAN HOME BUYERS PROTECTION CORPORATION
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I want to import cosmetic products, including perfume and lotions. Importing also beauty products such as sophisticated hairdryers, curling and flat irons. All these products will be coming from Shanghai, China. I was given the opportunity to meet with the producers of the cosmetic and beauty products, in which I was offered a great deal to import and distribute their products here in Los Angeles.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$843.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you elaborate on how you plan to sell these products? margin, etc? is this a one time business or on-going?	My business plan is very simple: 1st I have a 25 beauty supplies stores and 40 salons that I offer them 25% off from the current price they have in its products line. 2nd I can delivery the products after my working hours and weekends. 3rd I will be schedule the importation process every month for my supplies and products. 4th I can able to keep 12-15 regular boxes in my parents home garage to save in storage fees. And 5th I will be track my sales very close with excellent customer services to maintain my sales base.

Member Payment Dependent Notes Series 357874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357874	$5,150	$5,150	12.41%	1.00%	October 21, 2008	October 28, 2011	October 28, 2012	$2,100

                This series of Notes was issued upon closing and funding of member loan 357874. Member loan 357874 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	citrus cafe inc	Debt-to-income ratio:	20.29%
Length of employment:	7 years	Location:	anaheim, CA

Home town:
Current & past employers:	citrus cafe inc
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

paying medical bills on back injury

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,855.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of back injury? Will the injury prevent you from working?	disc herniation L5 I work seven days per week! no effect on my working routine!!

Member Payment Dependent Notes Series 358230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358230	$12,500	$12,500	11.46%	1.00%	October 23, 2008	October 29, 2011	October 29, 2012	$8,075

                This series of Notes was issued upon closing and funding of member loan 358230. Member loan 358230 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,900 / month
Current employer:	Blue Water Powerboats Inc.	Debt-to-income ratio:	14.16%
Length of employment:	11 months	Location:	singer island, FL

Home town:	Somers
Current & past employers:	Blue Water Powerboats Inc., Synthetic Turf Consulting LLC
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to purchase a new outboard motor for my biggest rental boat, a 26' center console. This boat is the one that gives the company the best return, and we can't afford to have it down. The motor pictured blew up following a salvage of it when a customer ran the motor into a dock and knocked the motor off of the boat. The motor was under water for about an hour, and though we were able to get it running again, it wasn't completely saved. It appears something got tweaked inside when it got wet while running. This is a large center console fishing boat that is in demand on a daily basis. My financial situation: I am a good candidate for this loan because I plan to use the money to continue to grow my small business. I have always been financially responsible, and have never been late in paying anything. I purchased this business last year, investing a good portion of my life savings as well as some home equity into it. I have grown the revenue roughly 40% over the previous ownership, and I have become a one-stop-shop for everything fun related in conjunction with watersports. In 10 months we have added 2 more boats and 2 waverunners, 4 kayaks, 3 surfboards, a banana boat, boogie boards, as well as other revenue generating equipment to the fleet. I have developed working relationships with Hilton, Marriott, and various other resort companies here in South Florida, and I plan to begin an online reservation system and Franchise plan in the near future. This extra capital will allow me to stretch a vital purchase out over time in order to not hinder further growth and progress of my small business.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,893.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you mean the "motored pictured"? are you also applying on prosper.com?	I thought I would be able to add a picture of the motor in question but it is not an available feature. I had a listing on Prosper but it was canceled due to their discontinuance of lender bidding while they are in a quiet period. Prosper is filing for a registration statement to sell promissory notes.
Can you explain your $41K+ of revolving credit?	$21000 of revolving debt is wedding expenses from my wedding in May. We are paying it down $1000-$1500 per month. $18000 of revolving debt is for waverunners purchased for the business under my personal credit on the Yamaha Card. I plan to refinance or pay these off once the introductory financing promo ends.
What Brand and H.P for engine? Boating business is in a slump, How's the Rental Business?	175-200 Suzuki 4 stroke. Probably the 175. Winter-Summer was great, Sept. and October slowed down. November should be slower until Thanksgiving when it picks back up. Lack of boating sales=more boat rentals.

Member Payment Dependent Notes Series 358260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358260	$10,000	$10,000	13.04%	1.00%	October 24, 2008	October 29, 2011	October 29, 2012	$6,975

                This series of Notes was issued upon closing and funding of member loan 358260. Member loan 358260 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Gilbert Auto	Debt-to-income ratio:	15.92%
Length of employment:	4 years 6 months	Location:	Walla Walla, WA

Home town:	Portland
Current & past employers:	Gilbert Auto
Education:

This borrower member posted the following loan description, which has not been verified:

Wanting to consolidate some high interest credit cards.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	12
Revolving Credit Balance:	$8,968.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 358280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358280	$7,500	$7,500	13.04%	1.00%	October 23, 2008	October 29, 2011	October 29, 2012	$4,500

                This series of Notes was issued upon closing and funding of member loan 358280. Member loan 358280 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	InterContinental Hotels	Debt-to-income ratio:	18.21%
Length of employment:	5 years	Location:	East Rutherford, NJ

Home town:	New York
Current & past employers:	InterContinental Hotels
Education:	Columbia University in the City of New York, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

Closing off high interest rate credit card

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	68
Revolving Credit Balance:	$19,099.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358311	$8,400	$8,400	11.46%	1.00%	October 27, 2008	October 30, 2011	October 30, 2012	$4,250

                This series of Notes was issued upon closing and funding of member loan 358311. Member loan 358311 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,662 / month
Current employer:	Eagle Land Development Company	Debt-to-income ratio:	7.29%
Length of employment:	6 years	Location:	CHERRY VALLEY, IL

Home town:	Rockford
Current & past employers:	Eagle Land Development Company
Education:	University of Illinois at Chicago, Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

Looking to complete a few home improvements including a deck and basement room finish. Planning to sell home within next 24 months. Three years at current job. Now President of Development Company.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,178.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What was your delinquency 27 months ago? And will you have any equity to take from the house when/if you sell? Thank you and good luck.	Unfortunately, I had an address mix up with a Bergners/Carson Pirie Scott credit card which only had a $20 balance, I didn't receive any of the statements until I notice it on my credit report when I went to buy my home. I cleared it up right away, and was still able to purchase the home. It appraised for $304,000 in January of 2007 and currently my loan balance is $245,000 so I do have a good amount of equity. However, lenders have really cut back on home equity loans in the past 6 months, so that has been a difficult option. One nice thing about the Rockford, IL area is we have not been hit by deep price cuts in housing. Sales have definitely slowed down, but being in the midwest we haven't seen the hi's and low's of the East or West Coast, or even the Chicago area. I plan to put the home on the market sometime within the next 12 - 18 months.

Member Payment Dependent Notes Series 358312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358312	$10,500	$10,500	9.38%	1.00%	October 23, 2008	October 29, 2011	October 29, 2012	$6,300

                This series of Notes was issued upon closing and funding of member loan 358312. Member loan 358312 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pixsy Corporation	Debt-to-income ratio:	6.41%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Juneau
Current & past employers:	Pixsy Corporation
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

LOAN PURPOSE This loan will be used by my business partner and I to buy an under-valued, under-nourished existing business. BUSINESS BACKGROUND The current owner works full-time as a professional in another industry and is overwhelmed by the business. She'd rather focus on her career than run a business, and is willing to accept $99K for it, but is requiring a significant portion down. We will be putting $50K down, and pay off the remainder within 6 months. If we end up not acquiring the business because of insufficient capital, and yet this loan is approved, it will immediately be paid back. The business is a truck (mobile clinic) with a hydrostatic body composition dunk tank. The owners of these clinics visit gyms/fitness clubs and run body fat tests all day long, parked out front. Clubs are very eager to have the clinics there. We can hype their personal training services, draw in potential members people from the area, and we can offer a small revenue share. BUSINESS' FINANCIALS Tests are $45, with discounts for repeat customers. Accounting for repeats, the average price per test is $35. Most clinics operate part-time for a modest 6 hours (by choice), yielding them between 20 - 30 tests/day (5 - 6 tests/hour). Trucks in less populous areas have cash flows of $20K - $25/monthly. Note that 20 - 30/day is an average of _all territories_, such as St. Louis, Milwaukee, etc. The populations of these areas are _far_ thinner in comparison to the region we will be taking over, which is everything south of LA. Only one clinic has the rights to a greater population--Northern California-- which performs very well, with tests in the 30 - 40 tests/day range, operating less than 8 hours/day. We will be operating for more hours to support the great demand in our region: 12 - 16, instead of merely 6 or 8. The only days the clinic will not be in operation are the major holidays (e.g. Thanksgiving, Christmas). Monthly operating costs are very low: $2,000 - $3,000, plus hourly staffing. CASH FLOW Based on the data from existing clinics, we've projected two estimates of cash flow. With operating expenses so low, we could do half our projections and _still_ be profitable. Conservative: $35/test x 35 tests/day x 30 days = $37K/month. Projected: $35/test x 45 tests/day x 30 days = $47K/month. MY BACKGROUND/FINANCES I've been employed at a technology company that sells data to Fortune 500 companies since graduating with a BA in Business Management of IS in 2006. My role is Lead Developer (programmer) of the software development team. Yearly income is $55K, and I have unexercised stock options whose shares constitute 1.4% of the company. Money in/month: $4,583.33 gross Money out/month: * Rent: $400 * Student loans: $275 * Food: $400 * Cell and utilities: $200 * Credit card payments: $75 * No vehicle expenses; public transportation at $70 * Medical: $30 * Misc.: $250 Total: $1,700 +/- 100 MY BUSINESS PARTNER My partner is the owner of a Cold Stone Creamery (gourmet ice cream), which he paid for in cash. Since taking ownership of the Cold Stone, same-store sales have increased 14%--one of the highest increases of all 1,400 stores nationwide.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,932.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So your partner also owns a Coldstone Creamery, will your partner have enough time to help you run the business or is he just helping you raise enough capital to buy the business?	He has had a full-time manager for the last year that is quite competent, allowing him to work only a few hours a week. My job is very flexible (like a start-up); some of our team members work remotely. Thus, my partner and I will head down there and spend a couple/few months getting locations booked and the operation staffed. From then on, we'll likely take trips down as needed.
What will your staffing costs be per month, and how will you cover all of your costs if business wanes? Thanks.	Here's the range for staffing. We're going to pay staff to perform the tests (operators), and may have a booking agent/manager for around $40K/year--but not in the beginning. For operators: $11/hr x 12 hrs = 132/day x 30 = $3,960/month $14/hr x 16 hrs = 224/day x 30 = $6,720/month Add in other monthly expenses and we're up another $2K - $3K. Thus, break-even will be about $6K - 10K/month. In order to get $6K/month, at $35/test average, we'd have to perform 172 tests, which is 6 tests/day. At $10K/month, we'd have to do 286 tests, or 10 tests/day. There's PLENTY of wiggle room.

Member Payment Dependent Notes Series 358326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358326	$11,500	$11,500	11.78%	1.00%	October 27, 2008	October 29, 2011	October 29, 2012	$5,850

                This series of Notes was issued upon closing and funding of member loan 358326. Member loan 358326 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	n/a	Debt-to-income ratio:	15.21%
Length of employment:	8 years 9 months	Location:	Crestview Hills, KY

Home town:	Martins Ferry
Current & past employers:	Kentucky Speedway
Education:	Ohio State University, Kent State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan money to pay down some of the high interest debt that I currently have. I made some credit mistakes in the past, but have not missed or been late on payments for at least the past seven years. This loan will put me on a quicker path to living a debt free life. I have a steady job (8+ years with the same company) and I pay all of my bills on time. More often than not, I pay above the monthly minimum. I would also like to reinvest a portion of the money in Lending Club. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,197.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you planning on putting back into Lending Club? I'd loan you the money for the credit debt, but not for LC.	After reviewing the qualifications for lending, it appears as though I fall a little short. Therefore, I will apply any remaining funds to paying off my car. I have $1500 remaining on that loan.

Member Payment Dependent Notes Series 358372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358372	$9,500	$9,500	8.00%	1.00%	October 23, 2008	October 29, 2011	October 29, 2012	$4,700

                This series of Notes was issued upon closing and funding of member loan 358372. Member loan 358372 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Extra Space Storage	Debt-to-income ratio:	3.53%
Length of employment:	3 years 6 months	Location:	North Bergen, NJ

Home town:	North Bergen
Current & past employers:	Extra Space Storage, JPMorgan Chase & Co.
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

Investing in my sons education, my family is what I live for. Thank you for looking.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1970	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,171.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of education?	This is to be used for technical education. Thank you for your interest!

Member Payment Dependent Notes Series 358417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358417	$12,000	$12,000	9.38%	1.00%	October 24, 2008	October 30, 2011	October 30, 2012	$6,900

                This series of Notes was issued upon closing and funding of member loan 358417. Member loan 358417 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	NetJets Inc.	Debt-to-income ratio:	9.91%
Length of employment:	14 years	Location:	PORT SAINT LUCIE, FL

Home town:	Charlotte
Current & past employers:	NetJets Inc., Martinair Inc.
Education:	Pacific Western University

This borrower member posted the following loan description, which has not been verified:

Loan to pay part on American express and part on some video equipment. Line of credit loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1971	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,579.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358421	$25,000	$25,000	14.93%	1.00%	October 27, 2008	October 30, 2011	October 30, 2012	$17,750

                This series of Notes was issued upon closing and funding of member loan 358421. Member loan 358421 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Wellstar Health System	Debt-to-income ratio:	10.73%
Length of employment:	1 year 4 months	Location:	Atlanta, GA

Home town:	Seoul
Current & past employers:	Wellstar Health System, Henry Ford Health System
Education:	University of Buenos Aires

This borrower member posted the following loan description, which has not been verified:

I have just joined a private practice for OB/GYN and although I am making sufficient money to be able to payback my loan without problems in the next couple of years, at present I am in need for a sum of 25000 to cover a family debt which I do not have.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,256.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Given your income, why no homeownership? If you owned a home, you might be able to get a HELOC	Yes, that is a plan that I have for next year. My rent contract is until next July/09. And since I just joined the practice 1year and 4months ago, the decision to stay in this practice was just made 4months ago.

Member Payment Dependent Notes Series 358461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358461	$9,000	$9,000	12.09%	1.00%	October 24, 2008	October 30, 2011	October 30, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 358461. Member loan 358461 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Factset Research Systems	Debt-to-income ratio:	4.30%
Length of employment:	9 months	Location:	San Francisco, CA

Home town:	Portland
Current & past employers:	Factset Research Systems, University of Arizona Strategic Alternative Learning Techniques Center
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the balances I have had on my credit cards since college. I have been in the process of trying to pay them down since starting work in January 2008 (graduated wth B.S. in Business Economics Dec. 2007, Eller School of Business, University of Arizona) but have found it difficult due to the number of bills I need to keep track of and the various interest rates I am being charged between the cards. I would like to move these balances off of my credit cards and in to a more structured loan so I know exactly how much to pay each month, on what day, and I can know on exactly what day this debt will be paid back. I am a good candidate for this loan because I have a good job at a respected financial data provider. I have recently recieved a raise and have no reason to worry about my future as we have very little, if any, exposure to the current problems in the financial industry. I am taking the Chartered Financial Analyst level 1 exam in June which, upon successful completion, will raise my value in the financial services field as well as result in an immediate bonus from my employer which amounts to over 25% of my requested loan amount. I have no dependants. pets, or any other entity that would require a portion of my monthly income beyond strictly myself.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,735.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What your monthly budget?	1150 - Housing 200 - Auto 250 - Food 500 - Credit Cards 200 - Other (gym, phone, entertainment)

Member Payment Dependent Notes Series 358470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358470	$11,250	$11,250	9.38%	1.00%	October 24, 2008	October 30, 2011	October 30, 2012	$5,700

                This series of Notes was issued upon closing and funding of member loan 358470. Member loan 358470 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Marriott	Debt-to-income ratio:	12.96%
Length of employment:	3 years	Location:	Palm Desert, CA

Home town:	Palm Springs
Current & past employers:	Marriott, Best Buy Co. Inc.
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Requesting interest below current rates before my baby arrives. I'm a salaried manager with over 5 years experience so I'm financially stable. I am just looking to lower my interest rates so I can buy diapers instead of paying for bank executives' inflated salaries.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,341.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please detail the balance/interest rate of your credit cards/loans? Thanks!	The initial loan was 16k at 15%. Right now I am just trying to cover the remaining balance of $11,250.

Member Payment Dependent Notes Series 358508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358508	$6,000	$6,000	11.46%	1.00%	October 24, 2008	October 30, 2011	October 30, 2012	$1,250

                This series of Notes was issued upon closing and funding of member loan 358508. Member loan 358508 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Industrial Source	Debt-to-income ratio:	13.73%
Length of employment:	2 years 1 month	Location:	Springfield, OR

Home town:	Springfield
Current & past employers:	Industrial Source
Education:

This borrower member posted the following loan description, which has not been verified:

This Loan will be used to pay off my credit card. I had my cards paid off until this autumn when I had some emergency medical issues. Even though I had insurance I still ended up with a sizeable portion that I had to pay out of pocket which I had not choice but to put on a credit card. Then my credit card company jacked my rate up to 29.99 percent. So I would rather pay interest to people than to banks and credit card companies so I thought I would try this. Thanks for Helping!!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,154.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358547	$5,400	$5,400	9.38%	1.00%	October 24, 2008	October 30, 2011	October 30, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 358547. Member loan 358547 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,200 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	19.36%
Length of employment:	1 year 7 months	Location:	Colorado Springs, CO

Home town:	Berwyn
Current & past employers:	Lockheed Martin, L-3 Communications Holdings, Titan, Jaycor, US Army
Education:	University of Illinois at Chicago, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a high interest credit card that we obtained specifically to pay for our replacement vinyl windows, through the window company. We received 0% interest for the first 6 months, and have been paying $216 a month since June. The promotional rate of 0% is ending soon (in November); the rate will then jump up to 21.90%, retroactive to when we first purchased the windows. Originally, we had expected to take out a home equity loan to pay for the windows before the promotional rate ended. With the drop in our house's market value, the credit crunch, etc..., that is no longer a viable option. Plan "B" was to transfer the balance from the window credit card to an existing credit card that has more than enough available credit. Terms on this card are 8.874% APR, as long as we pay at least 5% of the balance each month (which we do). Unfortunately, that credit card company is not offering any balance transfer offers at the moment (surprise, surprise!), so Plan "C" is to use a convenience check from that credit card, which carries the cash advance terms of 16.453% APR, with a 3% fee (no cap). I decided to look into Lending Club as a potentially better Plan "C". I am a good candidate for this loan because I have excellent credit and have never missed or been late on a payment in almost 20 years of borrowing. I have a stable, secure, decent paying job. I have been with my current employer for only 1 year and 7 months, but have been in the same industry for 12 years, with only one previous employer (in this industry). The current amount we pay to the window credit card is $216 a month, which is easily manageable. The monthly payment for the Lending Club loan will be less than this amount.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,976.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hey, did you live in the binghamton area... L3, Lockheed...	No, actually I used to live in Albuquerque. Started with Jaycor, which was bought by Titan, which was bought by L-3. Later I switched to Lockheed.

Member Payment Dependent Notes Series 358548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358548	$7,500	$7,500	11.78%	1.00%	October 27, 2008	October 30, 2011	October 30, 2012	$2,000

                This series of Notes was issued upon closing and funding of member loan 358548. Member loan 358548 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Simply Fish, Inc	Debt-to-income ratio:	17.72%
Length of employment:	4 years 2 months	Location:	Beaverton, OR

Home town:	West Union
Current & past employers:	Simply Fish, Inc
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hello to all, I purchased a house earlier this year and would like to make a few changes and improvements. I'd rather not go to a bank for the money as I believe in P2P lending. I have a Prosper account with and active debt consolidation loan that is over half paid off. I also lend a small amount, but that system has gone into a Quiet Period just as I had hoped to take out this loan. The good and the bad is that It's caused me to look a alternatives and here I am. This loan has two purposes, but the primary function will be home improvement. I just purchased a house and I would like to make a few improvements. I really don?t want to deal with a bank for this money and having invested a few hundred dollars into Prosper, this is the place and you are the people that I would like to have benefit. My secondary purpose for this loan is to pay off a balance owed to a dentist. Loan Detail: Home Improvement: $6,000 Dentist: $1,500 Total $6,500 I am currently paying $240-$300 a month to the dentist. Re-directing those payments alone should cover the payments on this loan. I would think the payment will end up well under $300 Thank you again for your interest!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	15
Revolving Credit Balance:	$6,349.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you know what the one delinquency was for? I too am a Prosper transfer lender. I like both of your loan purposes, and thank you for the detailed listing description--something I had come to enjoy as a lending newby at Prosper which seems in shorter supply here at Lending Club.	I am not 100% certain, but I think it happened a couple of years ago when I had paid off all of my credit cards and moved at the same time. I failed to pay off one card, but thought I had. The Card Company didn't try very hard to get in touch with me and I wasn't paying them much attention anyway. It wasn't until I got a call from collections that I went back and discovered the error. It was resolved last spring.
it sounds like you copy and pasted your description from Prosper. Did you get a loan with them as well?	Yes and no. I had one and it was fully funded, but they cancelled it when they entered their quiet period. I didn't want to wait for them to come back around, and figured this was a good alternative.

Member Payment Dependent Notes Series 358564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358564	$15,975	$15,975	12.72%	1.00%	October 28, 2008	October 30, 2011	October 30, 2012	$6,200

                This series of Notes was issued upon closing and funding of member loan 358564. Member loan 358564 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	State of Connecticut	Debt-to-income ratio:	10.62%
Length of employment:	10 years 2 months	Location:	New Haven, CT

Home town:	Waterbury
Current & past employers:	State of Connecticut, UCONN HEALTH CENTER
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to buy into my civilian pension the time I was away on Active Duty in the U.S. Army. This must be done by mid November 2008 or I will not be credited for my time away with the military. This loan will be sent to the Office of the State Comptroller and enable me to be credited for the entire time I was away on military orders. My financial situation: I am a good candidate for this loan because I have good credit and always pay my bills. I am a commissioned officer (now in the CT National Guard) and as such my word is my bond.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	55
Revolving Credit Balance:	$35,114.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358621	$5,400	$5,400	11.78%	1.00%	October 24, 2008	October 31, 2011	October 31, 2012	$800

                This series of Notes was issued upon closing and funding of member loan 358621. Member loan 358621 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Airtran Airways	Debt-to-income ratio:	10.57%
Length of employment:	3 years 10 months	Location:	Trotwood, OH

Home town:	Dayton
Current & past employers:	Airtran Airways, NCR Corporation
Education:	Central State University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan will help paid down high interest rate (25%+) credit cards. I previously was RIF after working twenty-five years for a US company that outsourced my job oversea. My income of $50k+ a year supported the credit cards. However, with the reduced income my credit score dropped which created higher interest rate for credit. I needed to survive without filing for bankruptcy which created the use of high interest credit, of course the financial world was willing to assist in any way possible for a price. I have sense created a budget in order to eliminate the credit cards. I?m currently working for a major airline as a Supervisor of twelve for the past 3 years. I?m married with a six year old daughter. Thank you for looking at my loan request. Please contact me if you have any questions. My financial situation: I?m a good risk for this loan because of my one time payment history despite losing my initial job. I plan on having a higher interest rate in order to pay back lenders for their trust in helping me establish my financial situation again. I rather pay people willing to assist others instead of hungry financial institutions bleeding helpless people. I will be endorsing Leading Club with all my family, friends and others, and hope this concept will help the truly needed.. Credit Balances and APR: Providian amt $1200.00 @25% Bank of America $3200.00 @21% I plan on paying the highest balance off first followed by the remaining balances. Monthly net income: $ 3200 Monthly expenses: $ Housing: $ 694 Insurance: $ 300 Car expenses: $ 200 Utilities: $ 190 Phone, cable, internet: $ 100 Food, entertainment: $ 250 Clothing, household expenses $ 100 Credit cards and other loans: $ 350 Other expenses: $ 150

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,770.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358633	$5,000	$5,000	9.07%	1.00%	October 24, 2008	October 31, 2011	October 31, 2012	$25

                This series of Notes was issued upon closing and funding of member loan 358633. Member loan 358633 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Crowe Capital Markets	Debt-to-income ratio:	5.46%
Length of employment:	7 months	Location:	Chicago, IL

Home town:
Current & past employers:	Crowe Capital Markets, Merrill Lynch
Education:	Indiana University Kelley School of Business

This borrower member posted the following loan description, which has not been verified:

Loan Use: I would like to borrow money to make opportunistic investments while the stock market is down. There are currently a number of stocks which have been beaten down by recent market volatility and I believe are poised to come back. Additionally, the dividend yields on many stocks are very nice at these prices (+6% in many cases). While I could wait and save up over the next 6 months to make these investments, I would rather not take on the market risk that these stocks rebound in the meantime. Therefore, I would like to take out a loan and invest now and repay it over the next 6 months to a year. Financial Situation: Very financially stable. I'm fortunate to have a well-paying job that isn't as susceptible to the recent downturn in the financial markets. Additionally, I have enough income from my other investments to easily make payments without needing to rely on my employment income. Worst case scenario would be that I liquidate my CDs and pay off the loan. My monthly discretionary income (monthly income less rent, food, insurance, etc.) is conservatively $2,500 per month.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,528.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. May I ask what the revolving credit of $6K is related to? Thank you for your time.	Yes, thank you for the question. As part of my job we travel to the client a fair amount. In August I spent approximately 12 - 15 nights in a hotel, and covered a number of dinners and travel expenses. This significantly increased my credit card balance as many of these expenses took a couple of weeks to be reimbursed.
Crowe Capital Markets: how isn't that employer affected/susceptible to market downturn? from their website "an investment bank that offers mergers and acquisitions, private placement and capital raising"	While I will not comment on specific transactions or deal flow, I will say that we advise middle-market companies. Referencing a recent publication in The Deal, the number of transactions which have taken place YTD 2008 have actually increased from YTD 2007. Without further comments to company-specific information, I stand by my original comment.

Member Payment Dependent Notes Series 358644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358644	$2,500	$2,500	13.67%	1.00%	October 24, 2008	November 3, 2011	November 3, 2012	$650

                This series of Notes was issued upon closing and funding of member loan 358644. Member loan 358644 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Marshall Miller and Associates Inc.	Debt-to-income ratio:	4.19%
Length of employment:	1 month	Location:	HARRISBURG, PA

Home town:	Worcester
Current & past employers:	Marshall Miller and Associates Inc., Penn Environmental & Remediation, Inc., Balsam Environmental Consultants, Inc.
Education:	University of Alaska Fairbanks

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan in the amount of $2,500 for cover household expenses. I recently went through a one-month period of unemployment and would like to use the loan to catch up on expenses.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1976	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	18
Revolving Credit Balance:	$2,368.00	Public Records On File:	1
Revolving Line Utilization:	21.50%	Months Since Last Record:	66
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 358683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358683	$8,000	$8,000	14.62%	1.00%	October 27, 2008	October 31, 2011	October 31, 2012	$1,250

                This series of Notes was issued upon closing and funding of member loan 358683. Member loan 358683 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,182 / month
Current employer:	n/a	Debt-to-income ratio:	16.12%
Length of employment:	1 year 1 month	Location:	normal, IL

Home town:
Current & past employers:
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

I got some debts spread across credit cards, and it would be nice to only have one account to pay, and for less APR, which this totally would be.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,982.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see 5 inquiries in your credit report (loan requests?). Why so high?	Trying to find the best consolidation loan
You are asking for 8000, but I only see 3982 in revolving debt. Why the extra 4000 dollars? Also, can you explain your delinquency 21 months ago?	I have an account with about 4800 on it not showing up for whatever reason. The record is because I switched from a certain tellephone company to their competitor, and six months later they decided I still owed them money, which I found out by getting a letter from a collection agency.

Member Payment Dependent Notes Series 358748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358748	$8,200	$8,200	8.00%	1.00%	October 28, 2008	October 31, 2011	October 31, 2012	$700

                This series of Notes was issued upon closing and funding of member loan 358748. Member loan 358748 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Orlando Regional Health	Debt-to-income ratio:	11.46%
Length of employment:	9 years 11 months	Location:	apopka, FL

Home town:	Lexington
Current & past employers:	Orlando Regional Health, SunTrust Bank
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

The rate on my Bank of America credit card is 11.24%. Not too bad, I guess, but it just shot up from a promotional rate of 2.99%, so the payment is $75 more a month. I've been working very hard to get my credit cards paid off and have made significant progress. But having the balance on this account get slammed with over $100 in interest fees alone every month significantly impacts my goal. I'd much rather pay a fixed rate for three years and be done with it. Thank you for your help.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,891.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You indicate almost 24k of revolving dbt, but are only seeking 1/3 of it to pay off. How come?	$3,500 of it is a line of credit with the bank. It's at 11% but the balance fluctuates. The rest of it is locked in at 4.99% or lower until the balances are paid off. Thank you for your inquiry.

Member Payment Dependent Notes Series 358822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358822	$5,000	$5,000	11.78%	1.00%	October 28, 2008	November 1, 2011	November 1, 2012	$2,500

                This series of Notes was issued upon closing and funding of member loan 358822. Member loan 358822 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	USPS	Debt-to-income ratio:	22.49%
Length of employment:	10 years 1 month	Location:	Orange Park, FL

Home town:	Norfolk
Current & past employers:	USPS, United States Navy
Education:	University Of Florida

This borrower member posted the following loan description, which has not been verified:

We incurred this debt when we had to put my son in the hospital. We do carry help insurance just not all was covered through the help insurance. Im just looking for a better interest rate then these credit card companies. Me and my wife both hold down long term jobs 10+ each. Mine annual income is 47k while my wife 69k a year. Our monthly bills and spending are as followed:(all Joint) Mortage:1001 Cable/Internet:150 Cell Phone:175 Food:200 Car payment: i pay 400 but all need to pay 301 Elec: 150

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	41
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358873	$1,000	$1,000	7.68%	1.00%	October 23, 2008	November 1, 2011	November 1, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 358873. Member loan 358873 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Orlando Regional Healthcare	Debt-to-income ratio:	16.90%
Length of employment:	9 years 11 months	Location:	Apopka, FL

Home town:	Lexington
Current & past employers:	Orlando Regional Healthcare
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

I have almost everything I need to start creating wonderful works of art made from all natural stone. The final piece of equipment costs $800 - $900 and is similar to a jig saw, but it's water - cooled for working rocks. With it I can make beautiful, museum quality pictures. The process is called 'intarsia' but if you google it you will mostly get intarsias made from wood. Mine will be all natural stone. Sometimes eBay has intarsias made from rocks, but most often they're either trinket boxes (beautiful, but not my cup of tea) or single pieces of stone that have been framed. The pictures I hope to create will be 8x10 at the smallest, and I will be one in only 2-3 ppl in the country (that I am aware of) who do this.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,938.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sounds great. Do you have pictures on a site we can look at?	Well, I would have to get permission to link the site but if you google Conrad Grundke you'll meet one of, if not THE master of the art. If I can be 1/2 as good as he was, I'll be thrilled!

Member Payment Dependent Notes Series 358926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358926	$6,600	$6,600	10.83%	1.00%	October 27, 2008	November 2, 2011	November 2, 2012	$1,000

                This series of Notes was issued upon closing and funding of member loan 358926. Member loan 358926 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.87%
Length of employment:	n/a	Location:	Ranson, WV

Home town:	Germantown
Current & past employers:	Federal Home Loan Mortgage Corporation (Freddie Mac)
Education:

This borrower member posted the following loan description, which has not been verified:

Fulfilling this loan request will allow me to jump off of the credit card swing, feet first! Not only will my credit card be paid off but will give me an opportunity to take down the swing set, once and for all. My credit card is current (never been late, always pay much more than the minimum) but always seems to go up, and come back down. I pride myself in that it's not going up because I'm out shopping for the next designer handbag, but have had set backs for necessities - - things like the extra push in the back due to unexpected dental work and car maintenance. The credit card balance always seems to "come back down" thanks to my strong work ethic and creative ways to make more money by selling on eBay. This is just an opportunity to pay a better interest rate, while preparing for my jump off of the swing and have a safe, credit card-free landing!

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,595.00	Public Records On File:	1
Revolving Line Utilization:	14.90%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359119	$3,500	$3,500	7.68%	1.00%	October 27, 2008	November 4, 2011	November 4, 2012	$775

                This series of Notes was issued upon closing and funding of member loan 359119. Member loan 359119 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Dr. Hector M. Bush	Debt-to-income ratio:	7.57%
Length of employment:	5 years	Location:	Madison, GA

Home town:	New York City
Current & past employers:	Dr. Hector M. Bush
Education:	NYC Community College

This borrower member posted the following loan description, which has not been verified:

To clean up damage by previous tennant in my rental property in Carrollton TX. Replace carpeting in 3 bedrooms, paint 2 guest bedrooms, main hallway and living room. Landscaping has been neglected and requires extensive clean up. Pool grouting needs to be repaired and several pool tiles have to be reinstalled.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,369.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's up with the delinquency from last year?	The only delinquency you might be referring to was a mix up on my part. I thought two payments to my mortgagfe bank were due on the same dates and it turned out they weren't. That was also around the same time that mortgage company was taken over by another bank and there was some confusion there. I usually pay all my bills on time and have most of them set up on automatic payments.

Member Payment Dependent Notes Series 359175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359175	$5,000	$5,000	10.20%	1.00%	October 24, 2008	November 3, 2011	November 3, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 359175. Member loan 359175 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HCPD Maryland	Debt-to-income ratio:	8.21%
Length of employment:	6 years	Location:	ELLICOTT CITY, MD

Home town:
Current & past employers:	HCPD Maryland, HCPD
Education:	St. Leo University

This borrower member posted the following loan description, which has not been verified:

Loan to supplement wedding expenses.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,535.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359176	$3,250	$3,250	17.15%	1.00%	October 27, 2008	November 4, 2011	November 4, 2012	$575

                This series of Notes was issued upon closing and funding of member loan 359176. Member loan 359176 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	1 and 1 Internet Inc.	Debt-to-income ratio:	22.32%
Length of employment:	3 years	Location:	PHOENIXVILLE, PA

Home town:	Binghamton
Current & past employers:	1 and 1 Internet Inc.
Education:	Mansfield University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I need this loan to consolidate all my old debt away. I want to begin anew, knowing what I do now, rather than the naive person I was back then. Even if I cannot be loaned the maximum amount, any amount you are willing to loan will be appreciated. I just want to get out from under this debt, pay off the loan, and move on positively in my life. Please help me as much as you can, I always pay my bills on time so I will not let you down. Thank you very much for your time and consideration. God Bless. Very sincerely, Christopher Flagg

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,430.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you explain how a $3,250 loan would help "consolidate all my old debt away"? According to the credit report you have approximately $10,677 in debt (79.5% of $13,430.00). Thanks.	Well, my father is taking care of the $9000 card debt as that was from back in college so I am just left with the amount that I am requesting and will take on myself.

Member Payment Dependent Notes Series 359200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359200	$8,000	$8,000	11.14%	1.00%	October 27, 2008	November 3, 2011	November 3, 2012	$2,200

                This series of Notes was issued upon closing and funding of member loan 359200. Member loan 359200 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Raymond James & Associates	Debt-to-income ratio:	17.54%
Length of employment:	17 years 5 months	Location:	Saint Petersburg, FL

Home town:
Current & past employers:	Raymond James & Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a short term loan of $8000 to pay off a higher interest rate loan. I will pay this lending club loan off in full before the end March 2009. Likely sooner.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255,001.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Without going into details, can you explain what the nature of your $255,001.00 revolving credit balance?	Majority of balance is a Home Equity Loan on my principal residence . Payments are current. Have no worries.

Member Payment Dependent Notes Series 359430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359430	$6,000	$6,000	13.04%	1.00%	October 27, 2008	November 4, 2011	November 4, 2012	$1,775

                This series of Notes was issued upon closing and funding of member loan 359430. Member loan 359430 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Hammond Associates	Debt-to-income ratio:	10.77%
Length of employment:	1 year 4 months	Location:	St. Louis, MO

Home town:	Saint Louis
Current & past employers:	Hammond Associates, Verizon Communications
Education:	Vatterott College - Saint Ann Campus, st louis community college, university of missouri st louis, southwest missouri state university

This borrower member posted the following loan description, which has not been verified:

This money will be used to lay a new driveway at my house. I am a homeowner wishing to lay a new driveway. I always pay my bills on time and have been long employed in a healthy IT industry. I am also a lender on a competing P2P website who is currently in a quiet period. I wanted to get familiar with the LendingClub process and participate in the P2P process.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	67
Revolving Credit Balance:	$244.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the 6 inquiries in the last six months?	I have a credit monitoring service, and usually pull my score once a month for review. Otherwise I am unsure how LC got this number, unless they are from the new vehicle I purchased recently.

Member Payment Dependent Notes Series 359727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359727	$6,000	$6,000	9.38%	1.00%	October 28, 2008	November 6, 2011	November 6, 2012	$1,000

                This series of Notes was issued upon closing and funding of member loan 359727. Member loan 359727 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Precision Steel Mfg. Corp.	Debt-to-income ratio:	10.69%
Length of employment:	9 years 6 months	Location:	Roanoke, VA

Home town:	Salem
Current & past employers:	Precision Steel Mfg. Corp., Kovatch Mobile Equipment
Education:	Virginia Western Community College

This borrower member posted the following loan description, which has not been verified:

I currently have a loan with a bank at a high interest rate. I feel like I'm not making any headway as a fairly large percentage of my monthly payment is going towards the interest and not towards the priciple. I am asking for this loan so that I can refinance at a lower rate. Thank you for your concideration.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,774.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for a larger amount than the revolving credit balance reported. Is the loan for a different debt?	Thank you for your question. I am not certain which credit balance you are looking at. However, the loan I am asking is for from Lending Club members is to pay off a loan I have with BB&T. The loan stands today at $6300 at %15.99 interest. I am currently paying $400 a month which is over the minimum required. I am asking for this loan which would be at a conciderably lower interest rate so that more of my money will be going towards paying my debt off. I hope this answers your question. If you have any other questions, please let me know. Thank you.
What is the current balance, rate and payments on this loan?	As of today the loan payoff is $6355.56. I have the loan payments set up an automatic draft of $400 per month. Since the beginning of the loan I have paid this over the minimum monthly payment of $373. The interest rate for this loan is 15.99% which is the obvious reason I am asking for this loan. I really want to see more of my money going to the priciple. Thank you for your question and please let me know if you have any others.

Prospectus Supplement (Sales Report) No. 2 dated October 28, 2008